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                                                                   EXHIBIT 10.33


                        THIRD AMENDMENT TO LOAN AGREEMENT


         This Third Amendment to Loan Agreement is made by and among BROADWAY & SEYMOUR, INC., a Delaware corporation ("Broadway") with a principal place of business at 128 South Tryon Street, Charlotte, North Carolina 28202-5050, ELITE INFORMATION SYSTEMS, INC., a California corporation ("Elite") with a principal place of business at 3415 South Sepulveda Boulevard, Suite 500, Los Angeles, California 90034, THE MINICOMPUTER COMPANY OF MARYLAND, INC., a Maryland corporation ("TMC") with a principal place of business at Executive Plaza I, 11350 McCormick Road, Suite 600, Hunt Valley, MD 21031-1012, ELITE INFORMATION SYSTEMS INTERNATIONAL, INC., a California corporation ("Elite International") with a principal place of business at 3415 South Sepulveda Boulevard, Suite 500, Los Angeles, California 90034 (Broadway, Elite, TMC and Elite International are hereinafter jointly and severally referred to as, the "Borrower") and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States and having an office at One Federal Street, Boston, Massachusetts 02110 as Agent for itself and each of the other Lenders who now and/or hereafter become parties to the hereinafter defined Loan Agreement pursuant to the terms of Section 9.11 thereof (sometimes the "Agent" and sometimes "Fleet" and in its capacity as a Lender, sometimes "Fleet" and sometimes a "Lender"). Capitalized terms used herein and not expressly defined herein shall have the respective meanings ascribed to such terms in the hereinafter defined Loan Agreement.


                                WITNESSETH THAT:

         WHEREAS, the Borrower and the Agent are parties to that certain Loan Agreement dated as of July 23, 1997 pursuant to which the Lenders extended a $15,000,000 revolving credit facility, as amended by that certain First Amendment to Loan Agreement dated September 30, 1997 and as further amended by that certain Second Amendment to Loan Agreement dated December 31, 1997 (as amended hereby and as hereafter amended from time to time, the "Loan Agreement"); and

         WHEREAS, the Borrower and the Agent desire to amend certain provisions of the Loan Agreement as hereinafter set forth.

         NOW, THEREFORE, the Borrower and the Agent hereby agree as follows:

         1. All references in the Loan Agreement to the Financing Documents shall be deemed to refer to such documents and in addition shall also refer to this Third Amendment to Loan Agreement.

         2. Effective as of the date hereof, a definition of "EBITDA" is hereby added to Section 1.1 of the Loan Agreement to read in its entirety:
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                  "EBITDA" means, for any fiscal period, Net Income plus, to the extent accounted for in Net Income, Interest Expense, taxes, depreciation, amortization and other noncash charges, for such period determined on an accrual and consolidated basis in accordance with GAAP.

         3. Effective as of the date hereof, a definition of "Net Outstanding Amount of Permitted Foreign Receivables" is hereby added to Section 1.1 of the Loan Agreement to read in its entirety:

                  "Net Outstanding Amount of Permitted Foreign Receivables" means the net amount of Permitted Foreign Receivables outstanding after eliminating from the aggregate amount of outstanding Permitted Foreign Receivables all payments, adjustments and credits applicable thereto.

         4. Effective as of the date hereof, a definition of "Permitted Foreign Receivables" is hereby added to Section 1.1 of the Loan Agreement to read in its entirety:

                  "Permitted Foreign Receivables" means accounts receivable of the Borrower from an account debtor located either in the United Kingdom or Canada evidencing Indebtedness of Persons to the Borrower for goods actually sold and delivered or services actually performed in the ordinary course of business by the Borrower to or for such Person, as to which goods or services no written notice has been received by Borrower from such Person that alleges a breach by the Borrower of its obligation to deliver such goods and/or services and which accounts receivable have been outstanding for less than ninety (90) days since their respective invoicing dates, but excluding, however, (i) accounts receivable owing by officers, directors, shareholders or employees of Borrower, (ii) accounts receivable with respect to which goods are placed on consignment, guaranteed sale, "bill and hold" or other terms by reason of which the payment by the account debtor may be conditional, (iii) accounts receivable owing by the United States or any agency, department or instrumentality thereof unless such accounts are freely assignable to the Agent under the United States Assignment of Claims Act and the Borrower has separately assigned each such account to the Agent in compliance with such Act, (iv) accounts receivable owing by any Subsidiary or Affiliate of Borrower, (v) accounts receivable with respect to which Borrower or any Subsidiary or Affiliate is liable to the account debtor for goods sold or services provided to Borrower or any Subsidiary or Affiliate by such account debtor to the extent of Borrower's or any Subsidiary's or Affiliate's liability to such account debtor, (vi) as to any particular account debtor, not more than 50% of the total accounts receivable of such debtor shall be outstanding for more than ninety (90) days since their respective invoicing dates, (vii), any accounts receivable as to which the account debtor has claimed in writing any setoff or any dispute as to the amount owing by the account debtor to the extent of the amount in dispute, (viii) any accounts receivable subject to any Lien other than pursuant to the Security Documents, (ix) any accounts receivable owing by any Person which is insolvent and/or the subject of any bankruptcy, receivership or other insolvency proceeding, and (x) any accounts receivable deemed by the Agent in the Agent's sole discretion exercised in good faith difficult to collect or uncollectible.

         5. Effective as of the date hereof, the definition of "Revolving Credit Loan Formula Amount" is hereby amended to read in its entirety:




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                  "Revolving Credit Loan Formula Amount" means an amount equal to the sum of (i) eighty percent (80%) of the Net Outstanding Amount of Eligible Receivables and (ii) eighty percent (80%) of the Net Outstanding Amount of Permitted Foreign Receivables.

         6. Effective as of the date hereof, a new Section 5.1.25 of the Loan Agreement is hereby added to read in its entirety:

                  Section 5.1.25. Minimum Debt Service Coverage Ratio. To the extent that at any time there shall be an outstanding balance of the Revolving Credit Loan or the sum of Borrower's and its Subsidiaries' (i) cash on hand or on deposit in any bank or trust company which has not suspended business and
(ii) Cash Equivalent Investments (without duplication with (i)) is less than $10,000,000, maintain a ratio of (i) EBITDA less, for the fiscal periods in question, the sum of taxes paid and Capital Expenditures to (ii) the sum of (y) Interest Expense and (z) the then outstanding balance of the Revolving Credit Loan multiplied by .25 of not less than 1.25:1.00, such ratio to be measured at each Borrower fiscal quarter end for the rolling four Borrower fiscal quarter period consisting of the Borrower fiscal quarter then ending and the three immediately preceding Borrower fiscal quarters.

         7. Effective as of the date hereof, Section 5.1.13 of the Loan Agreement is hereby amended to read in its entirety:

Section 5.1.13. Minimum Adjusted Net Income. To the extent that at any time there shall be an outstanding balance of the Revolving Credit Loan or the sum of Borrower's and its Subsidiaries' (i) cash on hand or on deposit in any bank or trust company which has not suspended business and (ii) Cash Equivalent Investments (without duplication with (i)) is less than $10,000,000, maintain a Minimum Adjusted Net Income at each Borrower fiscal quarter end for the Borrower fiscal quarter then ending and for the immediately preceding Borrower fiscal quarter in an amount not less than zero (0) provided that Minimum Adjusted Net Income for the rolling four Borrower fiscal quarter period consisting of the Borrower fiscal quarter then ending and the three immediately preceding Borrower fiscal quarters is greater than zero (0).

         8. Effective as of the date hereof, Section 5.1.11 of the Loan Agreement is hereby amended to read in its entirety:

                  Section 5.1.11. Minimum Quick Ratio. Maintain at the end of each fiscal quarter of the Borrower a ratio of (i) the sum of (w) cash on hand or on deposit in any bank or trust company which has not suspended business, (x) Cash Equivalent Investments (without duplication with (w)) and (y) net outstanding amount of accounts receivable to (ii) (x) Current Liabilities plus the outstanding amount of the Revolving Credit Loan less the amount of any deferred revenue of not less than 1.50:1.00. Each item described in clauses (i) and (ii) of this Section 5.1.11 shall be calculated as of the last day of the Borrower fiscal quarter and include only the item(s) in question of the Borrower and its Subsidiaries on a consolidated basis.



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         9. Effective as of the date hereof, Section 5.2.12(ii) of the Loan
Agreement is hereby amended to read in its entirety:

                  (ii) other employee loans not to exceed $250,000 in the aggregate outstanding at any one time to all such employees,

         10. The Borrower hereby restates all of the representations, warranties and covenants of the Borrower set forth in the Loan Agreement to the same extent as if fully set forth herein and the Borrower hereby certifies that all such representations and warranties are true and accurate as of the date hereof.

         11. The Borrower and the Agent hereby ratify, confirm and approve the Loan Agreement, amended as set forth herein, as a binding obligation, enforceable in accordance with its terms. The Borrower further acknowledges and agrees that Agent has not waived any of its rights under the Loan Agreement, amended as set forth herein, or any Event(s) of Default that may hereafter exist thereunder and that there does not exist (i) any offset or defense against payment or performance of any of the Indebtedness and Obligations of the Borrower evidenced thereby, or (ii) any claim or cause of action by Borrower against Agent with respect to the transactions described therein.

         12. The Borrower represents and warrants to the Agent that no Default or Event of Default exists under the Loan Agreement, amended as set forth herein, any of the Financing Documents or any document or agreement executed in connection therewith or herewith.

         13. As consideration for the Agent entering into this Third Amendment to Loan Agreement, the Borrower shall pay to the Agent a nonrefundable amendment fee equal to Fifteen Thousand Dollars ($15,000) (the "Amendment Fee"), together with fees and disbursements of the Agent's legal counsel incurred in connection with such amendment.

         14. This Third Amendment to Loan Agreement shall be effective as of March 31, 1998.



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         IN WITNESS WHEREOF, the Borrower and the Agent have caused this Second
Amendment to Loan Agreement to be executed as a sealed instrument by their proper representatives hereunto duly authorized as of the 6th day of May, 1998.


Witness:                                   Broadway & Seymour, Inc.


_________________________                  By: /s/ Bryan P. Causey
                                              -----------------------------
                                              Bryan Causey, Treasurer


Witness:                                   Elite Information Systems, Inc.


_________________________                  By: /s/ Bryan P. Causey
                                              -----------------------------
                                              Bryan Causey, Assistant Treasurer


Witness:                                   The MiniComputer Company of Maryland,
                                           Inc.


_________________________                  By: /s/ Bryan P. Causey
                                              -----------------------------
                                              Bryan Causey, Assistant Treasurer


Witness:                                   Elite Information Systems
                                           International, Inc.


_________________________                  By: /s/ Bryan P. Causey
                                              -----------------------------
                                              Bryan Causey, Assistant Treasurer


Witness:                                   Fleet National Bank, as Agent for the
                                           Lenders and as a Lender


/s/ Tina M. Bosets AVP                      By: /s/ Michael S. Barclay
-------------------------                       -----------------------------
                                               Name:  Michael S. Barclay
                                               Title: Assistant Vice President


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